Exhibit 99.1
                                                                    ------------

HERSHA HOSPITALITY TRUST
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HERSHA                                                        148 Sheraton Drive
                                                        New Cumberland, PA 17070
                                                             Phone: 717-770-2406
                                                               Fax: 717-774-0461
                                                                  www.hersha.com

For Immediate Release
Contact:  Chris Daly or Jerry Daly (media)        Ashish Parikh, CFO (investors)
          Ph:  (703) 435-6293                     Ph:  (717) 770-2405


      HERSHA HOSPITALITY FILES 10K WITH SECURITIES AND EXCHANGE COMMISSION


     HARRISBURG, Pa., March 29, 2004-Hersha Hospitality Trust (AMEX: HT), a real estate investment trust (REIT) and owner of nationally franchised, premium, limited-service hotels, today announced the filing of its 2003 10K with the Securities and Exchange Commission. The company said that results reported in the 10K differ from those in previous press releases due to a different allocation of minority interest to common limited partnership units and net income to common shareholders. As a result, the company reported 2003 net income of $0.785 million, compared to a previously reported 2003 net loss of $0.73 million.

     "The new results reflect the opinion of management and our independent auditors," said Ashish R. Parikh, chief financial officer. "The change is primarily attributable to the allocation of income based on the company's increased ownership of its operating partnership as a result of its equity offering in 2003."

     Net income applicable to common shareholders for the 2003 fourth quarter, was $0.155 million, or net income per share of $0.01, compared to net income of $0.377 million for the 2002 fourth quarter, or $0.14 per share. Net income applicable to common shareholders was $0.785 million for the 12 months ended December 31, 2003, or $0.17 per share, compared to net income


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of $1.292 million for the year ended December 31, 2002, or $0.51 per share.  Net income was significantly impacted by several non-recurring events, such as compensation expense related to options awarded in prior years and prepayment penalties related to the retirement of certain debt instruments.

     A summary of the company's results follows. Further details of the results can be obtained in the company's 10K filed with the Securities and Exchange Commission.

(in thousands, except pet share data)         Three Months Ended     Year Ended
                                                 December 31,       December 31,
                                                 ------------      -------------
                                                2003     2002     2003     2002
                                              --------  ------  -------  -------
Total Revenues                                $ 5,657   $2,933  $19,386  $14,448

Income Before Distribution to Preferred
  Unitholders, Minority lnterest and
  Discontinued Operations                     $(1,165)  $  497  $ 2,801  $ 4,040

Distributions to Preferred Unitholders        $   499   $    -  $ 1,195  $     -
Income (Loss) Allocated to Minority Interest  $(1,819)  $  139  $   821  $ 3,238
Income from Discontinued Operations           $     -   $   19  $     -  $   490
                                              --------  ------  -------  -------
Net Income (Loss) allocated to
  common shareholders                         $   155   $  377  $   785  $ 1,292
                                              --------  ------  -------  -------
Earnings Per Share Data:
------------------------
Basic-before discontinued operations          $  0.01   $ 0.14  $  0.17  $  0.32
Discontinued Operations Basic Earnings per    $     -   $    -        -  $  0.19
Common Share                                  $  0.01   $ 0.14  $  0.17  $  0.51


     - Adjusted Funds from operations (AFFO) for the 2003 fourth quarter increased to $1.71 million from $1.67 million for the same period a year earlier.

     - AFFO for the 12 months ended December 31, 2003, increased to $9.15 million from $8.3 million the prior year.


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FFO AND GAAP RECONCILIATION
---------------------------

The National Association of Real Estate Investment Trusts (NAREIT) developed Funds from Operations ("FFO") as a relative non-GAAP financial measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO, as defined under the definition adopted by NAREIT is net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring or sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. We also adjust FFO for preferred stock distributions to present FFO applicable to the common shares. In addition, we have adjusted FFO to exclude non-recurring pre-payment penalties and a non-recurring compensation expense in 2003 related to redemption of outstanding stock options (which are described above). Due to the nature of those non-recurring items, we believe that excluding them from the Adjusted FFO calculation presents a more transparent measure of our underlying operations. Neither FFO nor Adjusted FFO represents cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income) and should not be considered an alternative to net income as an indication of our performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and Adjusted FFO a meaningful, additional measure of operating performance because it reflects the funds generated from our operations, excludes the effects of the assumption that the value of real estate assets diminishes predictably over time, and
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because it is widely used by industry analysts as a performance measure.
Comparison of our presentation of FFO or Adjusted FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the calculations used by such REITs.

The following table reconciles FFO and Adjusted FFO for the periods presented to the most directly comparable GAAP measure, net income, for the same periods.

                                                                                                             TOTAL
                                                          3/31/03     6/30/03      9/30/03     12/31/03       2003
                                                       --------------------------------------------------------------
Net Income applicable to Common Shareholders           $      304  $       34  $       292  $       155   $       785
Less: Gain on Disposition of Hotel Properties                   -           -            -            -             -
Add:
Income allocated to Minority Interest                         114       1,094        1,432       (1,819)          821
Distributions to Preferred Unitholders                          -         264          432          499         1,195
Depreciation and Amortization                               1,087       1,108        1,138        1,457         4,790
Adjustments for Unconsolidated Joint Ventures                   -           -            -            -           137
                                                       ----------  ----------  -----------  ------------  -----------
FFO applicable to common shareholders                       1,505       2,500        3,294          292         7,728

Non Recurring: Prepayment Penalties                             -           -            -          116           116
Non Recurring: Retirement of Stock Appreciation Rights          -           -            -        1,307         1,307
                                                       ----------  ----------  -----------  ------------  -----------
Adjusted FFO Applicable to Common Shares                    1,505       2,500        3,294        1,715         9,151

Weighted Average Shares and Units Outstanding           7,677,507   9,166,834   10,113,351   17,497,230    11,137,894



     Hersha Hospitality Trust is a self-advised real estate investment trust that owns premium limited and full service hotels in the eastern United States with strong, national franchise affiliations. The company focuses on acquisition and joint venture opportunities in primary and secondary markets near major metropolitan markets.

     This press release contains forward-looking statements about Hersha Hospitality Trust, including those statements regarding future operating results, the timing and composition of revenues and expected proceeds from asset sales, among others. Except for historical information, the matters discussed in this press release are forward-looking statements that are subject to certain risks and uncertainties that could cause the actual results to differ materially, including the following: the continuing sluggishness of the national economy; economic conditions generally and the real estate market specifically; the effect of

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threats of terrorism and increased security precautions on travel patterns and demand for hotels; the threatened or actual outbreak of hostilities and international political instability; governmental actions; legislative/regulatory changes, including changes to laws governing the taxation of REITs; level of proceeds from asset sales; cash available for capital expenditures; availability of capital; ability to refinance debt; rising interest rates; rising insurance premiums; competition; supply and demand for hotel rooms in our current and proposed market areas, including the existing and continuing weakness in business travel and lower-than expected daily room rates; other factors that may influence the travel industry, including health, safety and economic factors; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs. Additional risks are discussed in the company's filings with the Securities and Exchange Commission. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. These statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.


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